UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 23, 2016

RESEARCH FRONTIERS INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11 -2103466
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE

WOODBURY, NEW YORK 11797-2033

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Woodbury, New York – September 23, 2016. In an article published this week, Research Frontiers licensee Smartglass International addresses the long term savings that commercial organizations can realize when they install SPD-SmartGlass in their buildings. From 2016-2023, it is estimated that $960 billion will be invested to make existing buildings more environmentally friendly. According to Smartglass International, smart windows “have become an increasingly popular feature in commercial design not only due to the aesthetic value they offer but because of their innate ability to increase the energy efficiency of commercial buildings.”The Smartglass International article provides insight into what they called the “significant and sustainable results” of using SPD-SmartGlass, as well as other benefits and financial considerations.

New SPD-SmartGlass Project at the University of Edinburgh

Smartglass International’s Solar SmartGlass brand of SPD-SmartGlass has been selected for both new construction and retrofit projects. An example of a retrofit project currently underway is the University of Edinburgh’s historic McEwan Hall. The interior of this hall, built in 1897, is being refurbished. In an article on the Smartglass International website, the company indicates that its Solar SmartGlass “…will be retrofitted to the internal building walls to protect the beautiful paintings and features for many more years to come. The glass will increase the functionality of the space by allowing instant control over the amount of light entering the hall. Smartglass International will create bespoke solar switchable panels that will be fitted inside each of the 13 circular oculi, each more than 2 metres in diameter.”

By offering precise and instant control over the level of tint in a glass or plastic product – from clear to very dark and any intermediate state – Research Frontiers SPD-SmartGlass is a cutting edge green technology. SPD-Smart products allow people to better manage light in ways that lower energy use, reduce environmental impact, and raise people’s well-being and comfort. The New Buildings Institute reports that daylight harvesting can save 35-60% on artificial lighting costs in buildings. SPD-Smart windows and skylights strongly support daylight harvesting goals by optimally regulating the amount of incoming natural light through windows so that occupants’ task-lighting needs are satisfied and artificial lighting costs are reduced. SPD-Smart products also dynamically regulate the sun’s incoming heat – capturing more on cold days and rejecting more on warm ones – thus helping to reduce heating and cooling costs.

Details are noted in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The Research Frontiers press release is also available on the Company’s website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute “forward-looking” statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as “believe”, “estimate”, “project”, “intend”, “expect”, or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management’s current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company’s financial condition and several business factors. Additional information regarding these and other factors may be included in the Company’s quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1 Research Frontiers Press Release dated September 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

By:	/s/ Seth L. Van Voorhees
Seth L. Van Voorhees
Title:	CFO and VP, Business Development

Dated: September 23, 2016